Exhibit 4.7
Execution Copy

KB HOME,
Company,

THE EXISTING GUARANTORS PARTY HERETO,
Guarantors,

KB HOME LONE STAR INC.,
Additional Guarantor,

and
U.S. BANK NATIONAL ASSOCIATION,
Trustee
_______________

SEVENTH SUPPLEMENTAL INDENTURE

_______________
Dated as of January 11, 2013

THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”) is dated as of January 11, 2013 and is executed by and between KB Home, a Delaware corporation (the “Company”), the Existing Guarantors (as defined below), KB HOME Lone Star Inc., a Texas corporation (the “Additional Guarantor”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (successor in interest to SunTrust Bank), as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company, the guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture dated as of January 28, 2004 (the “Original Indenture”), providing for the issuance by the Company from time to time of its Securities (as defined in the Original Indenture), a First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”), a Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”), a Third Supplemental Indenture dated as of May 1, 2006 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture dated as of November 9, 2006 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture dated as of August 17, 2007 (the “Fifth Supplemental Indenture”) and a Sixth Supplemental Indenture dated as of January 30, 2012 (the “Sixth Supplemental Indenture”); the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture, is hereinafter called the “Indenture”, which term shall include the terms and provisions of each series of Securities established from time to time pursuant to Section 301 of the Original Indenture;

WHEREAS, pursuant to Articles Two and Three of the Original Indenture, the Company has established (i) by the First Supplemental Indenture, the form and terms of a series of the Company's Securities designated the “5-3/4% Senior Notes due 2014” (the “2014 Notes”), (ii) by an Officers' Certificate and Guarantor's Officers' Certificate, dated as of December 15, 2004, the form and terms of a series of the Company's Securities designated the “5-7/8% Senior Notes due 2015” (the “2015 Notes”), (iii) by Officers' Certificates and Guarantor's Officers' Certificates, dated as of June 2, 2005 and June 27, 2005, the form and terms of a series of the Company's Securities designated the “6-1/4% Senior Notes due 2015” (the “Second 2015 Notes”), (iv) by an Officers' Certificate and Guarantor's Officers' Certificate, dated as of April 3, 2006, the form and terms of a series of the Company's Securities designated the “7-1/4% Senior Notes due 2018” (the “2018 Notes”), (v) by an Officers' Certificate and Guarantor's Officers' Certificate, dated as of July 30, 2009, the form and terms of a series of the Company's Securities designated the “9.100% Senior Notes due 2017” (the “2017 Notes”), (vi) by an Officers' Certificate and Guarantor's Officers' Certificate, dated as of February 7, 2012, the form and terms of a series of the Company's Securities designated the “8.00% Senior Notes due 2020” (the “2020 Notes”) and (vii) by an Officers' Certificate and Guarantor's Officers' Certificate, dated as of July 31, 2012, the form and terms of a series of the Company's Securities designated the “7.5% Senior Notes due 2022” (the “2022 Notes”; and together with the 2014 Notes, the 2015 Notes, the Second 2015 Notes, the 2018 Notes, the 2017 Notes and the 2020 Notes, the “Senior Notes”) (the Officers' Certificates and Guarantor's Officers' Certificates referred to in clauses (ii), (iii), (iv), (v). (vi) and (vii) of this paragraph are hereinafter called, together, the “Existing Certificates”);

WHEREAS, the Company, the Existing Guarantors and the Additional Guarantor wish to amend and supplement the Indenture to provide for the Additional Guarantor to become a Guarantor under the Indenture and to guarantee the obligations of the Company under the Indenture and the Securities

(including, without limitation, the Senior Notes) issued thereunder from time to time and any Coupons appertaining thereto, and otherwise to modify the Indenture on the terms set forth in this Seventh Supplemental Indenture; and

WHEREAS, the Company has instructed the Trustee to execute and deliver this Seventh Supplemental Indenture pursuant to the terms of the Original Indenture, and all requirements necessary to make this Seventh Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Seventh Supplemental Indenture have been duly authorized in all respects by the Company, each of the Existing Guarantors and the Additional Guarantor.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Guarantors, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders (as defined in the Original Indenture) of the Securities or any series thereof and any Coupons, as follows:

SECTION 1.     Definitions.

(a)    Terms used herein and not defined herein have the meanings ascribed to such terms in the Original Indenture.

(b)    As used in this Seventh Supplemental Indenture, the terms “2014 Notes,” “2015 Notes,” “Second 2015 Notes,” “2018 Notes,” “2017 Notes,” “2020 Notes,” “2022 Notes,” “Additional Guarantor,” “Existing Certificates,” “Original Indenture,” “First Supplemental Indenture,” “Second Supplemental Indenture,” “Third Supplemental Indenture,” “Fourth Supplemental Indenture,” “Fifth Supplemental Indenture,” “Sixth Supplemental Indenture,” “Seventh Supplemental Indenture,” “Senior Notes,” and “Trustee” have the meanings specified in the recitals hereto and in the paragraph preceding such recitals; and the term “Existing Guarantors” means KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc. and KB HOME Sacramento Inc., each a California corporation, and KB HOME Nevada Inc., KB HOME Las Vegas Inc. and KB HOME Reno Inc., each a Nevada corporation.

SECTION 2.    Guarantee. The parties hereto covenant and agree that, from and after the date of this Seventh Supplemental Indenture:

(a)    the Additional Guarantor shall be a Guarantor under the Original Indenture, the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture and Sixth Supplemental Indenture as if the Additional Guarantor were an original signatory to each such document and an original Guarantor named therein;

(b)    without limitation of the other provisions of this Section 2, the Additional Guarantor shall be a Guarantor under the Indenture with respect to all of the Securities issued and outstanding thereunder from time to time (including, without limitation, the Senior Notes) and any Coupons appertaining thereto on and subject to the terms and provisions of the Indenture (including, without limitation, the terms and provisions of the Existing Certificates);

(c)    without limitation of the other provisions of this Section 2, the Additional Guarantor agrees that each of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture constitutes a valid and binding obligation of the Additional Guarantor, enforceable against such Additional Guarantor in accordance with its terms; and

(d)    without limitation of the other provisions of this Section 2, the Additional Guarantor agrees to perform and to comply with all of the covenants and agreements of a Guarantor in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and each of the Existing Certificates, in each case as if such Additional Guarantor were an original signatory thereto and an original Guarantor named therein.

(e)    without limitation of the other provisions of this Section 2, the Existing Guarantors hereby affirm their Guarantees and obligations under the Indenture.

SECTION 3. Governing Law; Seventh Supplemental Indenture. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State. The terms and conditions of this Seventh Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this Seventh Supplemental Indenture, the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, is in all respects ratified and confirmed.

SECTION 4. Acceptance by Trustee. Subject to Section 7 hereof, the Trustee hereby accepts this Seventh Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture.

SECTION 5. Counterparts. This Seventh Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 6. Headings. The headings of this Seventh Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 7. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, the Existing Guarantors and the Additional Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture, except as to its validity with respect to the Trustee.

SECTION 8. Separability. In case any one or more of the provisions contained in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed, all as of the day and year first above written.

“Company”:	KB HOME
By: /s/ Jeff J. Kaminski
Name: Jeff J. Kaminski
Title: Executive Vice President and Chief
Financial Officer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Assistant Corporate Secretary

“Existing Guarantors”:	KB HOME COASTAL INC., a California corporation
By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

KB HOME GREATER LOS ANGELES INC., a California corporation
By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

KB HOME SACRAMENTO INC., a California corporation

By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

KB HOME RENO INC., a Nevada corporation

By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

KB HOME LAS VEGAS INC., a Nevada corporation

By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

KB HOME NEVADA INC., a Nevada corporation

By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

“Additional Guarantor”:	KB HOME LONE STAR INC., a Texas corporation
By: /s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer
[SEAL]
Attest:
/s/ Tony Richelieu
Name: Tony Richelieu
Title: Secretary

“Trustee”:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President
[SEAL]
Attest:
/s/ Felicia Powell
Name: Felicia Powell
Title: Assistant Vice President